EXHIBIT 99.4
September 15, 2008
TO: Board of Directors of Ecology Coatings, Inc.
     Re: Resignation From Board
     Effective September 15, 2008, I hereby resign as a member of the Board of Directors of Ecology Coatings, Inc. I will remain the President and Chief Operating Officer of the company.

F. Thomas Krotine

Cc: Daniel Iannotti, Secretary